EXHIBIT 10.3

PRO FORMA LETTER OF CREDIT

[BANK LETTERHEAD]

Attention: Joe Graham, Assistant Controller

DOUGLAS EMMETT 1997, LLC c/o Douglas Emmett

Management, LLC 808 Wilshire Boulevard, Suite 200

Santa Monica, California 90401

Letter of Credit No.

Ladies and Gentlemen:

We hereby establish our Irrevocable Letter of Credit and authorize you to draw on us at sight for the account of COUGAR BIOTECHNOLOGY, INC., a Delaware corporation (“Applicant”) the aggregate amount of One Million and No/100 Dollars ($1,000,000.00).

Funds under this Letter of Credit are available to the beneficiary hereof as follows:

Any and all of the sums hereunder may be drawn down at any time and from time to time from and after the date hereof by DOUGLAS EMMETT 1997, LLC, a Delaware limited liability company (“Beneficiary”) when accompanied by this Letter of Credit and a written statement signed by an authorized signatory of Beneficiary, certifying that Beneficiary is entitled to make such drawing pursuant to the Lease, together with a notarized certification by any such individual representing that such individual is authorized by Beneficiary to take such action on behalf of Beneficiary, and a sight draft executed and endorsed by such individual. The sums drawn by Beneficiary under this Letter of Credit shall be payable upon demand without necessity of notice.

This Letter of Credit is transferable in its entirety, without any limitation on the number of such transfers. Should a transfer be desired, such transfer will be subject to the return to use of this advice, together with written instructions.

The amount of each draft must be endorsed on the reverse hereof by the negotiating bank. We hereby agree that this Letter of Credit shall be duly honored upon presentation and delivery of the certification specified above.

This Letter of Credit is effective immediately and shall expire at 5:00 P.M., Pacific Standard Time on July 31, 2008 (the “Expiration Date”).

Notwithstanding the above expiration of this Letter of Credit, the term of this Letter of Credit shall be automatically renewed for successive, additional one (1) year periods (with the last such one (1) year period expiring no earlier than sixty (60) days after the expiration date of that Office Space Lease dated September 29, 1989, as amended by that certain First Amendment to Lease dated July 28, 1994, that certain Second Amendment to Office Lease dated November 19, 1999 and that certain Assignment, Assumption and Consent dated July 24, 2007 (collectively, the “Lease”), by and between Applicant, as Tenant, and Beneficiary, as Landlord), unless, at least sixty (60) days prior to any such date of expiration, the undersigned shall give written notice to Beneficiary, by certified mail, return receipt requested and at the address set forth above or at such other address as may be given to the undersigned by Beneficiary, that this Letter of Credit will not be renewed; it being understood that if the Applicant fails to maintain the Letter of Credit in the amount and in accordance with the terms of the Lease, Beneficiary shall have the right to present the Letter of Credit to us for payment.

Our obligation under this Letter of Credit shall not be affected by any circumstances, claim or defense, real or personal, of any party as to the enforceability of the Lease between Beneficiary and Applicant or the validity of Beneficiary’s claim, it being understood that our obligation shall be that of a primary obligor and not that of a surety, guarantor or accommodation maker.

Applicant shall pay all costs of, or in connection with, this Letter of Credit, including without limitation, any fees associated with the transfer or assignment of this Letter of Credit by the Beneficiary.

This Letter of Credit is governed by the Uniform Customs and Practice for Documentary Credits (1993) Revision), International Chamber of Commerce publication 500.

This Letter of Credit sets forth in full the terms of our undertaking, and such terms shall not in any way be modified, amended, limited, discharged, or terminated except by a writing signed by authorized representatives of Beneficiary and the undersigned on or before the Expiration Date.

Very truly yours

One Westwood / L’ctat Francais / ST / July 24, 2007

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